Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-51301 and 333-88173) and Form S-8 (333-34656)
of EP MedSystems, Inc., of our report dated April 4, 2002, relating to the consolidated financial statements, which appears in this Form 10-KSB/A.


PricewaterhouseCoopers LLP
Florham Park, New Jersey
April 8, 2002